Exhibit 10.18

When recorded, return to:

Lynda Zimmerman, Esq.
Winstead Sechrest & Minick
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas  75270


                  THIRD MODIFICATION AGREEMENT


     This THIRD MODIFICATION AGREEMENT ("Agreement") is made to be effective as of the 23rd day of August, 2001, by and between COMERICA BANK-TEXAS, a state banking association ("Lender"),
STRATUS 7000 WEST JOINT VENTURE, a Texas joint venture ("Borrower"), and STRATUS PROPERTIES, INC., a Delaware corporation (the "Guarantor").

                     W I T N E S S E T H :

     WHEREAS, Lender, Borrower and Guarantor, to the extent set forth below, have executed the following documents:

     Construction Loan Agreement dated April 9, 1999, executed by
     Borrower and Lender (as amended prior to the date hereof, the "Phase I Agreement").

     Promissory Note (as amended prior to the date hereof, the "6.6 Note") dated April 9, 1999, executed by Borrower, payable to the order of Lender, in the original stated sum of $6,600,000.00.

     Guaranty  dated  as  of  December  31,  1999,  executed   by
     Guarantor with respect to the 6.6 Note (as amended prior to the date hereof, the "6.6 Guaranty")

     Construction  Loan  Agreement  dated  February   24,   2000,
     executed by Borrower and Lender (as amended prior the date hereof, the "Phase II Agreement").

     Promissory Note (as amended prior to the date hereof, the "7.7 Note") dated February 24, 2000, executed by Borrower, payable to the order of Lender, in the original stated sum of $7,700,000.00

     Guaranty  dated  as  of  February  24,  2000,  executed   by
     Guarantor with respect to the 7.7 Note (as amended prior to the date hereof, the "7.7 Guaranty")

     Second Amended and Restated Deed of Trust (the "Deed of Trust") dated as of February 24, 2000, executed by Borrower to Gary W. Orr, Trustee, for the benefit of Lender, recorded under Document No. 2000048399 of the Official Public Records of Travis County, Texas, covering the real property described in Exhibit A attached hereto and incorporated herein for all purposes, together with all improvements, appurtenances, other properties (whether real or personal), rights and interests described in and encumbered by the Deed of Trust (collectively, the "Property").

     Assignment of Rents and Leases (the "Assignment") dated as of April 9, 1999, executed by Borrower for the benefit of Lender, recorded under Document No. 1999009454 of the Official Public Records of Travis County, Texas, and Assignment of Rents and Leases dated as of February 24, 2000, executed by Borrower for the benefit of Lender, recorded under Document No. 2000048400 of the Official Public Records of Travis County, Texas (collectively, the "Assignments").

     Modification Agreement dated as of August 16, 1999, executed by Borrower, Lender and Guarantor, recorded under Document
     No.  1999093007  of  the Official Public Records  of  Travis
     County, Texas.

     Second Modification Agreement dated as of February 24, 2000, executed by Borrower, Lender and Guarantor, recorded under Document No. 2000048402 of the Official Public Records of
     Travis County, Texas.

Terms used with initial capitalized letters and not specifically defined in this Agreement shall have the meanings ascribed to them in the Phase I Agreement or the Phase II Agreement, as the context requires. All of the foregoing and all other documents executed by Borrower or Guarantor to and for the benefit of Lender in connection with any of the foregoing are collectively referred to herein as the "Loan Documents").

     WHEREAS, the Borrower caused to be issued by Chicago Title Insurance Company ("Title Company") that certain Mortgagee Policy of Title Insurance ("Policy") No.44-0394-101-563, dated March 31, 2000, in the amount of $14,300,000.00, insuring the dignity and priority of the liens created and evidenced by the Deed of Trust.

     WHEREAS, the Lender, Borrower and Guarantor now propose to renew and extend the 6.6 Note and the 7.7 Note and make certain other modifications thereto.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower and Guarantor hereby agree as follows:

     1. Payment of Extension Fees. Contemporaneously with the execution and delivery of this Agreement, Borrower shall remit to Lender cash funds in the amounts of (i) SIXTEEN THOUSAND TWO HUNDRED SEVENTY-TWO AND NO/100 DOLLARS ($16,272.00), representing the extension fee for the renewal and extension of the 6.6 Note, and (ii) SIXTEEN THOUSAND TWO HUNDRED THIRTY-ONE AND NO/100 DOLLARS ($16,231.00), representing the extension fee for the renewal and extension of the 7.7 Note

     2. Current Balances. As of August 1, 2001, the aggregate amount of unpaid principal outstanding under the 6.6 Note was SIX MILLION FIVE HUNDRED EIGHT THOUSAND SIX HUNDRED FIFTY-SEVEN AND 03/100 DOLLARS ($6,508,657.03). As of August 1, 2001, the
aggregate amount of unpaid principal outstanding under the 7.7 Note was SIX MILLION FOUR HUNDRED NINETY-TWO THOUSAND FOUR HUNDRED EIGHT AND 98/100 DOLLARS ($6,492,408.98).

     3. Extension of Maturity Dates. The maturity date of both the 6.6 Note and 7.7 Note are hereby extended until August 24, 2002, when the entire unpaid principal balance of each of the 6.6 Note and 7.7 Note, together with all accrued but unpaid interest thereon, shall be due and payable (the "Maturity Date"), unless the Maturity Date is accelerated pursuant to Lender's right to do so under the Loan Documents. In each instance in the 6.6 Note, the 7.7 Note or in the Loan Documents where there is a reference to the Maturity Date, said Maturity Date shall mean August 24, 2002 in lieu of any other Maturity Date as shown. The Borrower hereby renews, but does not extinguish, the 6.6 Note, the 7.7 Note and the liens, security interests and assignments created and evidenced by the Deed of Trust and other Loan Documents, and in this regard all of the Loan Documents are hereby renewed and modified by extending the Maturity Date thereof as set forth above. Borrower covenants to observe, comply with and perform each of the terms and provisions of the Loan Documents, as modified hereby.

     4.    Modification of Payment Terms in the  6.6  Note.   The
payment schedule set forth in Section 3.1 of the 6.6 Note shall be deleted in its entirety, and the following new payment schedule shall be inserted in lieu thereof:

     "3.1 Payment Schedule. This Note shall be due and payable as follows:

          (a) Commencing on September 5, 2001, and continuing thereafter on the fifth (5th) day of each successive month until the Maturity Date, Maker shall pay Payee all then accrued but unpaid interest hereon.

          (b) Commencing on September 5, 2001, and continuing on the fifth (5th) day of each successive month thereafter until the Maturity Date, Maker shall pay Payee an installment of principal in the amount of Eight Thousand One Hundred Twenty-Three and 20/100 Dollars ($8,123.00); and

          (c) The entire remaining outstanding principal balance hereof and any and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date or upon earlier maturity hereof, whether by acceleration or otherwise."

     5.    Modification of Payment Terms in the  7.7  Note.   The
payment schedule set forth in Section 3.1 of the 7.7 Note shall be deleted in its entirety, and the following new payment schedule shall be inserted in lieu thereof:

     "3.1 Payment Schedule. This Note shall be due and payable as follows:

          (a) Commencing on September 5, 2001, and continuing thereafter on the fifth (5th) day of each successive month until the Maturity Date, Maker shall pay Payee all then accrued but unpaid interest hereon.

          (b) Commencing on September 5, 2001, and continuing on the fifth (5th) day of each successive month thereafter until the Maturity Date, Maker shall pay Payee an installment of principal in the amount of Seven Thousand Six Hundred Forty-Nine Dollars ($7,649.00); and

          (c) The entire remaining outstanding principal balance hereof and any and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date or upon earlier maturity hereof, whether by acceleration or otherwise."

     6.    Debt  Coverage  Requirement.   Each  of  the  Phase  I
Agreement and the Phase II Agreement are hereby modified and amended by inserting therein the following new Section 5.21.

     "5.21     Debt Coverage Requirement.

          "(a) In the event the Debt Coverage Ratio for any applicable Calendar Period should be less than 1.20 to 1.0, and unless Borrower otherwise elects to pledge Additional Collateral as provided in subsection (b) below then, within fifteen (15) days after written notice from Lender to Borrower, Borrower shall prepay a portion of the Loan (the "Curative Amount") such that a minimum Debt Coverage Ratio of 1.20 to 1.0 or more is created based on (1) annualized Net Operating Income for the immediately preceding Calendar Period and (2) a hypothetical Debt Service Requirement for the then current Calendar Period which would result from a reamortization of such reduced balance of the Loan sufficient to fully amortize such Loan on a level-payment basis in 25 years from the first day of such current Calendar Period based on the Amortization Rate (as defined below). Irrespective of any hypothetical Debt Service Requirement utilized to calculate the Curative Amount, the actual amount of the required payments shall continue to be as provided in the Note. Failure of Borrower to timely fund any required Curative Amount shall be deemed an "Event of Default" pursuant to this Agreement in addition to any other "Events of Default" specified herein.

          "(b) As an alternative to payment of the Curative Amount, Borrower shall be entitled, in the event the Debt Coverage Ratio for any Calendar Period should be determined to be less than 1.20 to 1.0, to pledge additional collateral to secure the Loan. The collateral to be so pledged to Lender must be in the form of cash, certificates of deposit, letters of credit, stocks, bonds or other highly liquid investments acceptable in all respects to Lender in its sole and absolute discretion (for purposes of this Agreement, the term "Additional Collateral" shall mean and refer to such additional collateral as shall be approved by Lender and pledged pursuant to this subsection (b). The amount or value of the Additional Collateral required to be pledged shall be a function of the liquidation value of such collateral, as determined by Lender in its reasonable discretion, and shall be such amount (i.e., the liquidation value) as would, if subtracted from the total amount of indebtedness evidenced and represented by the Note at such time, result in a Debt Coverage Ratio (calculated as provided above) equal to 1.20 to 1.0. In connection with such pledge of Additional Collateral, and not later than fifteen (15) days after written notice from Lender to Borrower of Borrower's obligation to either pay the Curative Amount or to pledge the Additional Collateral, and provided that Borrower has not instead paid the Curative Amount required at that time pursuant to subsection (a) above, Borrower shall execute and deliver to Lender all pledge and security agreements, financing statements and other instruments, certificates and agreements as Lender shall require, and shall deliver to Lender the Additional Collateral or such instruments, certificates, acknowledgments, stock powers, authorizations, powers of attorney, consents and any and all other documentation, as executed by all appropriate parties as may be necessary to effectuate the collateral pledge and assignment of such collateral to Lender, as Lender and its counsel shall deem necessary or appropriate. If, after the Borrower's provision of Additional Collateral, the Debt Coverage Ratio should improve so as to be 1.20 to 1.0 or more for any Calendar Period (without taking into account the Additional Collateral), then Borrower shall be entitled to a release of the Additional Collateral. Borrower shall thereafter be required to either pay to Lender the Curative Amount or repledge Additional Collateral to the extent the required Debt Coverage Ratio should fail to be met during any subsequent Calendar Period and shall likewise be entitled to a re-release of any such subsequently pledged Additional Collateral consistent with the immediately preceding sentence.

          "(c) The Debt Coverage Ratio calculation shall be undertaken for the applicable Calendar Period. Borrower shall provide written evidence and documents to Lender indicating the calculations and backup information for the Debt Coverage Ratio for each applicable Calendar Period. Lender shall be entitled to request and require such backup documentation, including financial information, as may be required by Lender in order to satisfy itself as to the correct calculation of the Debt Coverage Ratio for any Calendar Period

          "(d) As used in this Agreement, the following terms have the following meanings:

               (1) Calendar Period: The three (3) calendar month period (or portion thereof for the first period) ending on each March 31, June 30, September 30 and
          December 31.

               (2)   Debt  Coverage Ratio:  Net Operating  Income
          for   a   Calendar  Period  divided  by  Debt   Service
          Requirements for the same Calendar Period.

               (3)   Debt  Service Requirements:  The greater  of
          (A) any and all principal or interest payments scheduled with respect to the Loan to the extent such are to be due and owing during such Calendar Period (and irrespective of whether or not such payments were timely made) or (B) all principal and interest payments which would be owing during such Calendar Period based upon a hypothetical level-payment, mortgage loan-type amortization schedule of 25 years calculated using the Loan Amount, and an interest rate on the Loan Amount during the Calendar Period equal to the greater of (i) the then actual Applicable Base Rate (as defined in the Note), or (ii) eight percent (8%), or (iii) the sum of
          (x) the yield of the United States Treasury obligations which shall have the closest maturity date (month and year) to the date that is ten (10) years from the date of such calculation plus (y) two percent (2.0%) (the greater of clauses (i), (ii) or (iii) immediately preceding being sometimes referred to herein as the "Amortization Rate").

               (4) Gross Income: For each applicable Calendar Period actual rentals, revenues and other cash forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower resulting from or attributable to the operation, leasing and occupancy of the Mortgaged Property, determined on a cash basis (except as specified herein), including the following: (i) rents by any lessees or tenants of the Mortgaged Property; (ii) rents and receipts received by or for the benefit of Borrower with respect to the full or partial reimbursement of Operating Expenses from any lessee or tenant of the Mortgaged Property;
          (iii) proceeds received by or for the benefit of Borrower in connection with any rental loss or business interruption insurance with respect to the Mortgaged Property; (iv) any other fees or rents collected by, for or on behalf of Borrower with respect to the leasing and operation of the Mortgaged Property;
          (v) any refunds of deposits for obtaining, using or maintaining utility services for all or any portion of the Mortgaged Property; (vi) interest, if any, earned by Borrower on security and other type deposits of and advance rentals paid by, any lessees or tenants of the Mortgaged Property; and (vii) the amount of any security and other type deposits and advance rentals relating to the Mortgaged Property which have been forfeited. Notwithstanding anything included within this definition of Gross Income, there shall be excluded from Gross Income the following: (i) any security or other deposits of lessees and tenants, unless and until the same actually are either applied to actual rentals owed or other charges or fees or forfeited;  (ii)  the  proceeds  of  any  financing  or
          refinancing with respect to all or any part of the Mortgaged Property; (iii) the proceeds of any sale or other capital transaction (excluding leases for occupancy purposes only) of all or any portion of the Mortgaged Property; (iv) any insurance or condemnation proceeds paid with respect to the Mortgaged Property, except for rental loss or business interruption insurance; and (v) any insurance and condemnation proceeds applied in reduction of the principal of the
          Note in accordance with the terms of the Deed of Trust or the other Loan Documents; provided, however, nothing set forth herein shall in any manner imply Lender's consent to a sale, refinancing or other capital transaction.

               (5)   Net  Operating Income:  For each  applicable
          Calendar Period, Gross Income less Operating Expenses, determined on a cash basis of accounting except as otherwise provided in this Agreement.

               (6) Operating Expenses: For the applicable Calendar Period, those amounts actually incurred and paid with respect to the ownership, operation, management, leasing and occupancy of the Mortgaged Property, determined on a cash basis, except as otherwise specified herein, including any and all of the following (but without duplication of any item):
          (i) ad valorem taxes calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Period; such accrual accounting for ad valorem taxes shall be based upon taxes actually assessed for the current calendar year, or if such assessment for the current calendar year has not been made, then until such assessment has been made (and with any retroactive adjustments for prior calendar months as may ultimately be needed when the actual assessments has been made) ad valorem taxes for the Calendar Period shall be estimated based on the last such assessment for the Mortgaged Property; (ii) foreign, U.S., state and local sales, use or other taxes, except for taxes measured by net income; (iii) special assessments or similar charges against the Mortgaged Property; (iv) costs of utilities, air conditioning and heating for the Mortgaged Property to the extent not directly paid by lessees or tenants; (v) maintenance and repair costs for the Mortgaged Property; (vi) management fees;
          (vii) all salaries, wages and other benefits to "on-site" employees of the Borrower or Borrower's property manager (excluding all salaries, wages and other benefits of officers and supervisory personnel, and other general overhead expenses of Borrower and Borrower's property manager) employed in connection with the leasing, maintenance and management of the Mortgaged Property; (viii) insurance premiums calculated on an accrual basis (and not on the cash basis) of accounting for the Calendar Period; such accrual accounting for insurance premiums shall be based upon the insurance premiums for the Mortgaged
          Property which was last billed to the Borrower, adjusted to an annualized premium if necessary;
          (ix) costs, including leasing commissions, advertising and promotion costs, to obtain new leases or to extend or renew existing leases, and the costs of work performed and materials provided to ready tenant space in the Mortgaged Property for new or renewal occupancy under leases; (x) outside accounting and audit fees and costs and administrative expenses in connection with the direct operation and management of the Mortgaged Property; and (xi) any payments, and any related interest thereon, to lessees or tenants of the Mortgaged Property with respect to security deposits or other deposits required to be paid to tenants but only to the extent any such security deposits and related interest thereon have been previously included in Gross Income. Notwithstanding anything to the contrary as being included in the definition of Operating Expenses, there shall be excluded from Operating Expenses the following: (i) depreciation and any other non-cash deduction allowed to Borrower for income tax purposes; and (ii) any and all principal, interest or other costs paid under or with respect to the Note or Loan. Notwithstanding any of the foregoing, in all events Operating Expenses shall not be less than $9.15 per square foot of the Improvements."

     7. Extension Options. If, but only if, all of the following conditions precedent shall have been first satisfied, then Borrower shall be entitled, for one time only, to extend the Maturity Date of the 6.6 Note, or the 7.7 Note, or both, as the case may be, by an additional twelve (12) months, to August 24, 2003. The conditions precedent to extension of the either or both of the 6.6 Note and 7.7 Note for such additional twelve (12) month period are as follows:

          (a) Borrower shall notify Lender in writing on or before July 15, 2003, of Borrower's election to exercise its rights under this Section 7 and specify the note or notes to which such election applies.

          (b) Borrower shall pay to Lender in cash an extension fee equal to twenty-five one-hundredths percent (0.25%) of the outstanding principal balance, as of August 23, 2002, of the 6.6 Note, the 7.7 Note, or both, as the case may be.

          (c) Lender shall have received tenant estoppel certificates dated not earlier than July 15, 2002, from all tenants under the Leases in effect at that time, which certificates shall reasonably be satisfactory to Lender in form and substance.

          (d) No Default or Event of Default shall exist on any of the Loan Documents.

          (e) No event, claim, liability or circumstance shall exist which, in Lender's determination, could be expected to have or have had a Material Adverse Effect.

          (f) Borrower and Guarantor shall execute and deliver to Lender such modification, renewal and extension agreements and other instruments as Lender may reasonably request to evidence the extension of the Maturity Date.

          (g)    Lender  is  in  receipt  of   written   evidence
     satisfactory  to  Lender indicating that the  Debt  Coverage
     Ratio is being satisfied.

          (h)    Lender   is  in  receipt  of  written   evidence
     reasonably satisfactory to Lender that the outstanding principal amount of the 6.6 Note, the 7.7 Note, or both, as the case may be, is not more than seventy percent (70%) of the fair market value of the Property that will continue to secure the 6.6 Note, the 7.7 Note, or both, as the case may be, as established in the appraisals received and accepted by Lender as of the date of this Agreement, such evidence to include new appraisals of the Property obtained at Borrower's sole expense if Lender requires the same.

     8. Title Insurance. Contemporaneously with the execution and delivery hereof, the Borrower shall cause the Title Company to issue such endorsements to the Title Policy as Lender may reasonably require.

     9. Acknowledgment by Borrower. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower or any third party to Lender, as evidenced by the Loan Documents. Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to Lender pursuant to the terms of the 6.6 Note and the 7.7 Note, as modified hereby; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of Lender's acts or omissions with respect to the Property, the Loan Documents or Lender's performance under the Loan Documents or with respect to the Property; (v) the representations and warranties contained in the Loan Documents are true and correct representations and warranties in all material respects of Borrower and to the knowledge of Borrower, of any third parties, as of the date hereof; and (vi) Lender is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Lender of Lender's obligations under the terms and provisions of the Loan Documents. To the extent Borrower now has any claims, offsets, defenses or counterclaims against Lender or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, same are hereby forever irrevocably waived and released in their entirety.

     10. No Waiver of Remedies. Except as may be expressly set forth herein, nothing contained in this Agreement shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Lender by reason of the occurrence or existence of any fact, circumstance or event constituting a default under the Note or the other Loan Documents.

     11. Joinder of Guarantor. By its execution hereof , Guarantor hereby (i) acknowledges and consents to the terms and provisions hereof; (ii) ratifies and confirms each of the 6.6 Guaranty and the 7.7 Guaranty, including all interest and costs of collection, to or for the benefit of Lender; (iii) agrees that each of the 6.6 Guaranty and the 7.7 Guaranty is and shall remain in full force and effect and that the terms and provisions of each of the 6.6 Guaranty and the 7.7 Guaranty cover and pertain to the Loan Documents as modified hereby; (iv) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of either of the 6.6 Guaranty or the 7.7 Guaranty or the other obligations created and evidenced by each of the 6.6 Guaranty and the 7.7 Guaranty;
(v) certifies that the representations and warranties contained in each of the 6.6 Guaranty and the 7.7 Guaranty remain true and correct representations and warranties of Guarantor as of the date hereof; and (vi) acknowledges that Lender has satisfied and performed its covenants and obligations under each of the 6.6 Guaranty and the 7.7 Guaranty and the other Loan Documents, and that no action or failure to act by or on behalf of, Lender has or will give rise to any cause of action or other claim against Lender for breach of either of the 6.6 Guaranty or the 7.7 Guaranty or other Loan Documents or otherwise.

     12. Costs and Expenses. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation, execution and recordation hereof and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, title insurance policy or endorsement premiums or other charges of the Title Company, and reasonable fees and expenses of legal counsel to Lender.

     13. Additional Documentation. From time to time, Borrower shall execute or procure and deliver to Lender such other and further documents and instruments evidencing, securing or pertaining to the Loan or the Loan Documents as shall be reasonably requested by Lender so as to evidence or effect the terms and provisions hereof. Upon Lender's request, Borrower shall  cause  to  be delivered to Lender an opinion  of  counsel, satisfactory to Lender as to form, substance and rendering attorney, opining to (i) the validity and enforceability of this Agreement and the terms and provisions hereof, and any other agreement executed in connection with the transaction contemplated hereby; (ii) the authority of Borrower, and any constituents of Borrower, to execute, deliver and perform its or their respective obligations under the Loan Documents, as hereby modified; and (iii) such other matters as reasonably requested by Lender.

     14.   Effectiveness  of  the  Loan  Documents.   Except   as
expressly modified by the terms and provisions hereof, each of the terms and provisions of the Loan Documents are hereby ratified and shall remain in full force and effect; provided, however, that any reference in any of the Loan Documents to the Loan, the amount constituting the Loan, any defined terms, or to any of the other Loan Documents shall be deemed, from and after the date hereof, to refer to the Loan, the amount constituting the Loan, defined terms and to such other Loan Documents, as modified hereby.

     15.   Governing Law.  THE TERMS AND PROVISIONS HEREOF  SHALL
BE  GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF  THE
STATE OF TEXAS, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

     16. Time. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

     17. Binding Agreement. This Agreement shall be binding upon the successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to
(i) permit, sanction, authorize or condone the assignment of all or any part of the Property or any of Borrower's rights, titles or interests in and to the Property or any rights, titles or interests in and to Borrower, except as expressly authorized in the Loan Documents, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

     18. Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

     19. Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation.

     20. Severability. If any clause or provision of this Agreement is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and that in lieu of each such clause or
provision   of  this  Agreement  that  is  illegal,  invalid   or
unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

     21. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties  hereto.  Any signature and acknowledgment  page  to  any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

     22. THIS MODIFICATION AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO OR THERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO OR THERETO. THE PROVISIONS OF THIS MODIFICATION AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE RESPECTIVE PARTIES TO SUCH DOCUMENTS.

                         LENDER:

                         COMERICA BANK-TEXAS,
                         a state banking association


                         By:
                         Name:
                         ________________________________________
                         Title:
                         ________________________________________

                         BORROWER:

                         STRATUS 7000 WEST JOINT VENTURE,
                         a Texas joint venture

                         By:  Stratus 7000 West, Ltd.,
                              a Texas limited partnership,
                              Its Operating Partner

                              By:  STRS L.L.C.,
                                   a  Delaware limited  liability
                                   company,
                                   Its General Partner

                                   By:  Stratus Properties Inc.,
                                        a Delaware corporation,
                                        Its Sole Member



                                        By:  /s/ William H. Armstrong,III
                                             ------------------------------
                                        Name: William   H. Armstrong, III
                                        Title: Chairman of the Board,
                                                President and Chief
                                                 Executive Officer

                         By:  Oly Lantana, L.P.,
                              a Texas limited partnership,
                              Its Financial Partner

                              By:  Oly Lantana GP, L.L.C.,
                                   a   Texas   limited  liability
                                   company,
                                   Its Sole General Partner



                                   By:
                                   Name:
                                   Title:



GUARANTOR:

STRATUS PROPERTIES INC.,
a Delaware corporation


By:     /s/ William H. Armstrong, III
       ---------------------------------
Name:       William H. Armstrong, III
Title:       Chairman of the Board,
             President and Chief
              Executive Officer





STATE OF TEXAS     &

COUNTY OF DALLAS   &

This instrument was ACKNOWLEDGED before me, on the _____ day of
September, 2001, by___________, a Senior Vice President of
COMERICA BANK-TEXAS, a   state  banking  association,  on  behalf
of  said   banking association.


[ S E A L ]
     Notary Public, State of Texas
My Commission Expires:

_____________________              Printed Name of Notary Public



THE STATE OF TEXAS &
&
COUNTY OF TRAVIS   &

This instrument was acknowledged before me on day of September, 2001, by William H. Armstrong, III, Chairman of the Board, President and Chief Executive Officer of STRATUS PROPERTIES INC., a Delaware corporation, the Sole Member of STRS L.L.C., a Delaware limited liability company, the General Partner of STRATUS 7000 WEST, LTD., a Texas limited partnership, the Operating Partner of STRATUS 7000 WEST JOINT VENTURE, a Texas joint venture, on behalf of each said entity.

[SEAL]


     Notary Public, State of Texas
My Commission Expires:

______________________
     Printed Name of Notary Public:






STATE OF TEXAS      &
                    &
COUNTY OF DALLAS    &

     This instrument was acknowledged before me on day of September, 2001, by ____________________________, the
__________________________ of OLY LANTANA  GP,  L.L.C.,  a  Texas
limited liability company, the Sole General Partner of OLY LANTANA, L.P., a Texas limited partnership, the Financial Partner of STRATUS 7000 WEST JOINT VENTURE, a Texas joint venture, on behalf of each said entity.

[ S E A L ]
                              Notary Public, State of Texas
My Commission Expires:

_____________________              Printed Name of Notary Public



STATE OF TEXAS      &
                    &
COUNTY OF TRAVIS    &

     This instrument was acknowledged before me on            day
of August, 2001, by William H. Armstrong, III, Chairman of the Board, President and Chief Executive Officer of STRATUS PROPERTIES INC., a Delaware corporation, on behalf of said corporation.


[ S E A L ]
                              Notary Public, State of Texas
My Commission Expires:

_____________________              Printed Name of Notary Public


Exhibit List

                          EXHIBIT "A"

                      Property Description


Lot 6, Block A, LANTANA LOT 6, BLOCK A, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 100, Page(s) 1-2 of the Plat Records of Travis County, Texas, as corrected by instrument recorded in Volume 13064, Page 278 of the Real Property Records of Travis County, Texas.